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                ANTHEM BLUE CROSS AND BLUE SHIELD OF CONNECTICUT

                           EYE CARE SERVICES AGREEMENT

THIS AGREEMENT effective the 1st day of November, 1998 (the "Effective Date"), by and between ANTHEM HEALTH PLANS, INC. doing business as Anthem Blue Cross and Blue Shield of Connecticut ("Anthem BC&BS"), and OPTICARE EYE HEALTH CENTERS, INC. ("CONTRACTING PROVIDER") located in Waterbury, Connecticut.

WHEREAS, Anthem BC&BS is in the business of providing prepaid healthcare services to persons who wish to avail themselves of such services;

WHEREAS, Anthem BC&BS and CONTRACTING PROVIDER mutually desire that CONTRACTING PROVIDER provide or arrange to provide quality eye care services to Members (defined below) in a cost-effective manner in accordance with the terms and conditions of this Agreement and applicable law; and

WHEREAS, Anthem BC&BS and CONTRACTING PROVIDER mutually desire to preserve and enhance patient dignity.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

For purposes of this Agreement and any attachment, exhibit or schedule attached hereto, the following terms shall have the meanings set forth below:

1.1 ADMINISTRATIVE POLICIES AND PROCEDURES means the manual and materials furnished by Anthem BC&BS during the term of this Agreement, as amended and supplemented by Anthem BC&BS from time to time. Anthem BC&BS retains the right to add to, delete from and otherwise modify the Administrative Policies and Procedures from time to time. CONTRACTING PROVIDER acknowledges that the Administrative Policies and Procedures and other written materials provided by Anthem BC&BS are copyrighted.

1.2      AGREEMENT means this Eye Care Services Agreement.

1.3 COPAYMENT means a payment which may be collected directly by a Participating Provider within the terms of this Agreement and the Coverage Document. Such payment may be a fixed amount or a percentage of applicable compensation for Covered Services rendered to a Member.

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1.4      COVERAGE DOCUMENT means a written document, and any amendments or endorsements thereto, that describes the benefits, services, exclusions, limitations and conditions that are available for or applicable to coverage under the Plan.

1.5 COVERED SERVICES means those eye care services and supplies rendered by or provided for by a Participating Provider licensed to practice ophthalmology or optometry in the Service Area that are covered under the applicable Coverage Document and are rendered to a Member. Covered Services includes CONTRACTING PROVIDER'S duties and obligations set forth in this Agreement.

1.6 CREDENTIALING means the process of collecting, verifying and evaluating information in the Credentialing process. Credentialing will be repeated on a periodic basis.
         ("ReCredentialing").

1.7 EMERGENCY SERVICES means covered, inpatient or outpatient, medical or hospital services that are needed immediately because of sudden injury or illness and cannot be delayed without risk of permanent damage to the Member. Such services are considered Emergency Services as long as transfer of the Member to a hospital which is a Participating Provider or other designated alternative is precluded because of risk to the Member's health or because transfer would be unreasonable given the distance involved in the transfer and the nature of the medical condition.

1.8 EXHIBIT means Exhibits A through C to this Agreement, incorporated herein by reference as if set forth in full.

1.9 MEMBER means any person enrolled in a Plan who is eligible to receive services covered under the applicable Coverage Document..

1.10 PARTICIPATING PROVIDER means any health care provider who or which agrees to render or arrange for services or supplies for which benefits are available under the applicable Coverage Document, to comply with the requirements of such Plan and to accept negotiated or other binding fees as payment in full for services rendered to Members and covered under the applicable Coverage Document, and who is accepted by Anthem BC&BS as a Participating Provider.

1.11 PAYOR means a person or entity which is liable for funding benefit payments under a Plan, including, without limitation, Anthem BC&BS, an employer, a labor union trust fund or another Blue Cross/Blue Shield Plan.

1.12 PLAN means any program, product, or customer(s) that Anthem BC&BS at any time has notified CONTRACTING PROVIDER as having access to the network of REPRESENTED PROVIDERS pursuant to this Agreement, other than the Anthem

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         BC&BS products known as State Preferred, BlueCare Family Plan or the
         Medicare Managed Care product pursuant to an agreement between Anthem BC&BS and the Health Care Financing Administration.

1.13 Primary Care Physician means a Participating Provider in the specialty of internal medicine, pediatrics, family medicine or general practice to whom Members will have access without a referral. A Primary Care Physician (a) provides initial and primary care services to Members,
         (b) maintains the continuity of a Member's medical care and (c) initiates and manages referrals to other Participating Providers as required by the Plan.

1.14 Represented Provider means a licensed physician or other licensed provider (a) that is associated with or otherwise represented by CONTRACTING PROVIDER; (b) that is authorized by CONTRACTING PROVIDER to provide services pursuant to this Agreement; (c) that has completed a Credentialing Application, if required by Anthem BC&BS; (d) that has agreed with CONTRACTING PROVIDER to be subject to the requirements of this Agreement to the extent applicable to Represented Provider and (e) that is accepted by Anthem BC&BS as a Participating Provider.

1.15     Service Area means the State.

1.16     State means the State of Connecticut.

1.17 Utilization/Quality Management Programs means the processes and programs established by or on behalf of Anthem BC&BS as may be evidenced by a written description pursuant to which the access to, delivery, quality and utilization of health care services are assessed and reviewed in terms of medical necessity, efficiency, effectiveness, reasonableness of services, quality of services, and/or improved health outcomes.

                     ARTICLE 2 - RELATIONSHIP OF THE PARTIES

2.1 Independent Contractor. CONTRACTING PROVIDER is an independent contractor of Anthem BC&BS. Neither CONTRACTING PROVIDER or other agent or representative of CONTRACTING PROVIDER shall be deemed or construed to be an employee of Anthem BC&BS for any reason including, but not limited to, the Federal Unemployment Tax Act, any workers' compensation act and income tax withholding laws. CONTRACTING PROVIDER shall have sole responsibility for the payment of all federal and state income taxes applicable to its services and the services of CONTRACTING PROVIDER and its other agents and representatives.

2.2 Patient Care. Participating Providers are responsible for patient care decisions.

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2.3      Professional Judgment. CONTRACTING PROVIDER and Represented Providers
         are not required to perform any procedure or treatment which it or they deem professionally unacceptable.

2.4 Non-exclusive Agreement. CONTRACTING PROVIDER and Anthem BC&BS are not precluded from entering into agreements similar to this with other entities, persons or organizations.

2.5 Rights Reserved by Anthem BC&BS. Anthem BC&BS does not guarantee to CONTRACTING PROVIDER any minimum number of Members. In addition, CONTRACTING PROVIDER acknowledges that Anthem BC&BS does not warrant or guarantee that CONTRACTING PROVIDER will be utilized by a Member or by any number of Members, or that CONTRACTING PROVIDER's services will be identified or made available as those of a Participating Provider for any number, subset or group of Members.

                  ARTICLE 3 - CREDENTIALING AND RECREDENTIALING

3.1 Credentialing Requirements. In order to become a Represented Provider, each provider may be required to submit to Anthem BC&BS a Credentialing Application. The Provider Credentialing Applications submitted by or on behalf of each Represented Provider are expressly incorporated by reference into this Agreement. The CONTRACTING PROVIDER and each Represented Provider represent and warrant that the information set forth therein is true and correct. Anthem BC&BS's approval of a Represented Provider's Credentialing application and its determination of his/her/its compliance and CONTRACTING PROVIDER's compliance with Anthem BC&B S's applicable standards, if any, as they may be amended by Anthem BC&BS from time to time, are conditions precedent to this Agreement. CONTRACTING PROVIDER shall be subject to, and CONTRACTING PROVIDER shall cooperate with, ReCredentialing on a periodic basis. Such processes include, but are not limited to, medical records audits, office site surveys, patient satisfaction surveys and physician practice profiling. Anthem BC&BS shall determine in its sole discretion whether to approve Represented Provider's continued participation upon ReCredentialing. Such approval may be conditioned upon compliance with specific limitations or corrective actions.

         Within thirty (30) business days of extending an offer to employ, contract or associate with a provider, CONTRACTING PROVIDER shall submit a Credentialing application to Anthem BC&BS consistent with this
         Section 3.1 and this Agreement. In no event shall such provider provide any Covered Services to Members, including coverage of CONTRACTING PROVIDER, until such provider is credentialed and certified by Anthem BC&BS, except as Anthem BC&BS may otherwise direct.

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         CONTRACTING PROVIDER shall notify Anthem BC&BS in writing within ten
         (10) days of any material change in the information set forth in any Represented Provider's Credentialing application or ReCredentialing application.

3.2      Licensing.  CONTRACTING PROVIDER and Represented Providers must be duly licensed under applicable State law to provide the health care services that are the subject of this Agreement.

3.3 Additional Credentialing. Anthem BC&BS reserves the right to require CONTRACTING PROVIDER to document additional credentials before Anthem BC&BS will authorize CONTRACTING PROVIDER or its Represented Providers to perform certain procedures which may be designated by Anthem BC&BS as necessary or required.

3.4 Delegated Credentialing/ReCredentialing. Anthem BC&BS reserves the right to require CONTRACTING PROVIDER to conduct Credentialing and/or ReCredentialing upon ninety (90) days prior written notice to CONTRACTING PROVIDER. CONTRACTING PROVIDER shall perform any such Credentialing and ReCredentialing in compliance with Anthem BC&BS requirements and otherwise in accordance with accreditation standards related thereto of the National Committee for Quality Assurance ("NCQA").

3.5 NCQA Accreditation. CONTRACTING PROVIDER agrees that if, during the term of this Agreement, NCQA develops criteria or standards for the accreditation of eye care organizations, then CONTRACTING PROVIDER shall use good faith efforts to obtain such accreditation. If CONTRACTING PROVIDER fails to secure such NCQA accreditation, following formal NCQA review, then Anthem BC&BS shall have the right to terminate this Agreement pursuant to Section 8.4 (b) hereof.

                  ARTICLE 4 - SERVICES OF CONTRACTING PROVIDER

4.1 Health Services. CONTRACTING PROVIDER will provide through its Represented Providers, or arrange to provide, Covered Services in accordance with the applicable Coverage Document and Exhibit A - Compensation Schedule. CONTRACTING PROVIDER agrees and shall require Represented Providers to agree that health services provided to Members shall be of a quality that is consistent with accepted standards of quality medical services. CONTRACTING PROVIDER and Represented Providers shall not discriminate in providing Covered Services to Members either in the quality, quantity, or type of services rendered or in any other manner, on the basis of race, color, sex, disability, handicap, sexual orientation, age, religion, national origin, ancestry, Vietnam-era veteran's status, place of residence, health status, need for health services or source of payment for services rendered. CONTRACTING PROVIDER and Represented Providers will observe, protect and promote the rights of Members as patients.

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4.2      Network Management Services.  Throughout the term of this Agreement,
         CONTRACTING PROVIDER shall:

         (a) Establish, maintain and administer a network of Represented Providers in the State of Connecticut that are available to provide Covered Services in accordance with this Agreement.

         (b) Enter into Participating Provider agreements only with providers that are accepted by Anthem BC&BS as Participating Providers. CONTRACTING PROVIDER shall ensure that all Represented Providers are contracted with CONTRACTING PROVIDER substantially in accordance with the terms and conditions set forth in Exhibit B. CONTRACTING PROVIDER shall not modify, amend or change any term or condition of the Participating Provider agreements attached hereto as Exhibits B, nor shall CONTRACTING PROVIDER modify, amend or change the standard form of its contracts with Participating Providers from that of either Exhibit B, without the prior written consent of Anthem BC&BS, which shall not unreasonably be withheld. CONTRACTING PROVIDER will provide Anthem BC&BS with thirty (30) days advance notice of any proposed change to the Participating Provider Agreement and Anthem BC&BS shall respond. to proposed changes within 30 days of receipt of said revisions. CONTRACTING PROVIDER shall use its best efforts to ensure that Represented Providers comply with the terms of their respective agreements, which agreements are attached hereto as Exhibits B. CONTRACTING PROVIDER shall keep the agreements between CONTRACTING PROVIDER and represented Providers on file, and, upon request, shall provide Anthem BC&BS with copies thereof. Anthem BC&BS shall have the right to inspect and copy such agreements and all other records of CONTRACTING PROVIDER relating to the CONTRACTING PROVIDER Network.

         (c) Monitor Represented Providers for their continued compliance with all applicable Credentialing/ReCredentialing criteria and with the Utilization/Quality Management Programs.

         (d) Maintain a sufficient number of Represented Providers to provide
         (i) convenient access to Members, (ii) convenient hours of operation, and (iii) convenient services. The determination of whether the foregoing requirements are met shall be made by Anthem BC&BS, in its reasonable business judgment. In the event Anthem BC&BS determines that the CONTRACTING PROVIDER Network does not meet the standards established by Anthem BC&BS from time to time, Anthem BC&BS shall notify CONTRACTING PROVIDER of the specific aspects in which the CONTRACTING PROVIDER Network fails to meet Anthem BC&BS's standards. CONTRACTING PROVIDER shall have the right to bring the CONTRACTING PROVIDER network into compliance with the standards set forth in Anthem BC&BS's notice within sixty (60) days of CONTRACTING PROVIDER's receipt of such notice. If not, Anthem BC&BS may, but shall not be obligated to, enter into contracts with additional providers, or take such other

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         steps as it deems necessary or appropriate in its sole discretion to cure the deficiencies described in its notice. Such additional providers shall be considered to be Participating Providers for all purposes of this Agreement.

         (e) Require that all Represented Providers shall submit claims to CONTRACTING PROVIDER in a timely fashion in evidence of services rendered to Members. CONTRACTING PROVIDER shall require Represented Providers to submit claims for payment of Covered Services either electronically or in hard copy on HCFA red 1500 forms.

         (f) Provide Anthem BC&BS with a listing of Represented Providers on the Effective Date, and provide updates of changes, additions and deletions to such listing as they occur. In addition, each month CONTRACTING PROVIDER will provide full file refreshes of the listing of Represented Providers in a format that is mutually acceptable to the parties.

         (g) Maintain a toll-free telephone number to answer any appropriate inquiries from Represented Providers and other Participating Providers.

         (h) Communicate with Participating Providers concerning Member complaints and other concerns identified by Anthem BC&BS. CONTRACTING PROVIDER shall also notify any Represented Provider of his/her/its termination as a Participating Provider by Anthem BC&BS. Notwithstanding the foregoing, Anthem BC&BS retains the right to have direct contact with Represented Providers concerning specified issues, provided however, that Anthem BC&BS shall notify CONTRACTING PROVIDER in advance of any contact by Anthem BC&BS with a Represented Provider related to the quality of Covered Services rendered.

         (i) Promptly notify Anthem BC&BS of the name of any Represented Provider that is determined to have committed fraud or other claims abuses.

         (j) Require each Represented Provider to abide by each and every term of this Agreement that is applicable to Represented Providers, including without limitation, the terms and provisions herein relating to holding Anthem BC&BS and Members harmless from financial liability.

4.3 Claims Submission and Payment. (a) Throughout the term of this Agreement, CONTRACTING PROVIDER and Represented Providers shall submit encounter information in accordance with this Agreement, the Administrative Policies and Procedures or otherwise as reasonably required by Anthem BC&BS and as agreed by CONTRACTING PROVIDER. CONTRACTING PROVIDER shall pay all amounts due to Represented Providers and other Participating Providers for Capitated Services to Risk Population Members (defined in Exhibit A). Anthem BC&BS shall process and shall

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         require designated Payor to pay all amounts due to Represented
         Providers for Covered Services to ASO Members (as defined in
         Exhibit A).

         (b) CONTRACTING PROVIDER agrees and shall require each Represented Provider to agree that Anthem BC&BS may require CONTRACTING PROVIDER to disallow any payment or set off the payment amount against any future payments due such Represented Provider by Anthem BC&BS, a Payor or CONTRACTING PROVIDER if: (i) the encounter or claim is for a service which was not provided in accordance with this Agreement; (ii) the payment exceeded the amount due pursuant to this Agreement; or (iii) if the encounter or claim is not substantiated by the record-keeping practices required pursuant to Section 4.5.

         (c) CONTRACTING PROVIDER hereby agrees that in no event, including but not limited to non-payment by Anthem BC&BS, or a designated Payor, Anthem BC&BS's breach of this Agreement or Anthem BC&BS's insolvency, or the insolvency of a designated Payor shall it bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member or persons acting on behalf of a Member (other than the designated Payor) for Covered Services provided pursuant to this Agreement. CONTRACTING PROVIDER further agrees that:
         (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member; (b) this provision supersedes any oral or written agreement now existing or hereafter entered into between the CONTRACTING PROVIDER and a Member, or persons acting on a Member's behalf; and (c) any amendments, modifications or changes to this Section 4.3 shall be effective no earlier than thirty
         (30) days after the Connecticut Department of Insurance has received written notice of such proposed changes.

         (d) CONTRACTING PROVIDER shall require each Represented Provider to agree that in no event, including but not limited to non-payment by CONTRACTING PROVIDER, CONTRACTING PROVIDER's breach of its agreement with Represented Provider or CONTRACTING PROVIDER's insolvency, shall Represented Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member or persons acting on behalf of a Member for Covered Services rendered. CONTRACTING PROVIDER shall further require Represented Provider's to agree that: (a) this requirement shall survive the termination of this Agreement or the Represented Provider's agreement with CONTRACTING PROVIDER regardless of the cause giving rise to termination and shall be construed to be for the benefit of the Member; (b) this requirement supersedes any oral or written agreement now existing or hereafter entered into between the Represented Provider and a Member, or persons acting on a Member's behalf; and (c) any amendments, modifications or changes to this requirement shall not be effective unless approved by Anthem BC&BS.

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         (e) CONTRACTING PROVIDER shall require each Represented Provider to agree to submit any claims or encounter information for Covered Services within sixty (60) days from the end of the month in which services are rendered. In no event, regardless of the cause or circumstance, shall Anthem BC&BS or the Member be responsible for or liable for any claim for Covered Services submitted more than one hundred twenty (120) days after the date of CONTRACTING PROVIDER's or Represented Provider's provision of the Covered Services.

         (f) CONTRACTING PROVIDER and Represented Providers shall submit all billings and/or encounters electronically in accordance with Anthem BC&BS's billing policies and procedures and upon forms which may be specified by Anthem BC&BS. CONTRACTING PROVIDER shall submit such billing and/or encounter information to Anthem BC&BS no later that the fifteenth (15th) day of the month following the month in which CONTRACTING PROVIDER receives the billing and/or encounter information from the provider. CONTRACTING PROVIDER agrees to use its best efforts to correct instances where Anthem BC&BS's billing procedures are not followed by CONTRACTING PROVIDER or REPRESENTED PROVIDER. If Anthem BC&BS's billing procedures are not followed, if the billing form is not acceptable to Anthem BC&BS, if the information required by Anthem BC&BS from CONTRACTING PROVIDER and/or Represented Providers is not present and the foregoing deficiencies materially prevent Anthem BC&BS from effectively administering this Agreement or complying with the regulatory requirements of any accrediting or governing body including, but not limited to, the National Committee for Quality Assurance, Health Plan Data and Information Set and National Measurement Information Standards, as amended from time to time, Anthem BC&BS shall not be obligated to make any payment until necessary corrections are made by Contracting Provider, and neither CONTRACTING PROVIDER nor Represented Provider shall bill or make any other attempt to collect such amount from a Member.

         Except as otherwise established herein, nothing in this Agreement shall prohibit CONTRACTING PROVIDER from seeking from any person or entity compensation, remuneration or reimbursement with respect to services rendered by CONTRACTING PROVIDER to any individual who, as of the date(s) of service, was not Member.

         (g) CONTRACTING PROVIDER and Represented Providers shall not waive or reduce, or advertise the waiver or reduction of, any Copayments.

         (h) CONTRACTING PROVIDER agrees that in the event that CONTRACTING PROVIDER is required to allocate its resources among its customers as a result of a claims processing system failure or a lack of system capacity, Anthem BC&BS shall be afforded the highest priority for the processing of its business.

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4.4      CONTRACTING PROVIDER's Service Standards. Unless a higher standard is set forth herein, CONTRACTING PROVIDER shall perform its duties hereunder in accordance with applicable federal, state and local law.

4.5 Records. Record Keeping, Inspection and Audit. (a) CONTRACTING PROVIDER and its Represented Providers and Anthem BC&BS agree to maintain adequate financial, medical/clinical, administrative and other records for the period and in the manner specified by applicable State and federal law, and in accordance with any standards established by NCQA or Anthem BC&BS. Anthem BC&BS, CONTRACTING PROVIDER and Represented Providers shall respect the confidential information contained in these records in accordance with applicable federal and state regulatory requirements.

         (b) CONTRACTING PROVIDER shall maintain, in accordance with generally accepted accounting principles, adequate records to establish the nature and number of claims paid and the nature and extent of services rendered pursuant to this Agreement. These records shall remain accessible to Anthem BC&BS for examination, audit and copying by Anthem BC&BS throughout the calendar year in which they are established and for seven (7) calendar years thereafter. Such audit may be conducted, upon written notice, at reasonable intervals during the regular business hours of CONTRACTING PROVIDER. CONTRACTING PROVIDER shall use its best efforts to remedy any irregularity or deviation discovered by Anthem BC&BS's audit or examination. CONTRACTING PROVIDER shall maintain a disaster recovery plan, which shall include a plan for electronic data backup, a copy of which disaster recovery plan shall be provided to Anthem BC&BS.

         (c) CONTRACTING PROVIDER shall provide to Anthem BC&BS, upon its request, any and all reports, records, data, complaints, surveys, studies, findings, analyses, methodologies and measurements related to the conduct of the Utilization/Quality Management Program, including, but not limited to, medical record reviews, committee minutes and Board minutes.

         (d) In addition to the foregoing audits, CONTRACTING PROVIDER and Represented Providers shall permit Anthem BC&BS to conduct an onsite inspection at each of their facilities at least annually. Such inspection shall include the review of data, documents and records related to the Utilization Management Program, to the Quality Improvement Program and to eye care services under this Agreement. CONTRACTING PROVIDER and Represented Providers shall use its and their best efforts to respond to and remedy any irregularity or deviation discovered by Anthem BC&BS during such inspection.

         (e) Anthem BC&BS may take any action or actions as Anthem BC&BS, in its reasonable discretion, determines is warranted by the results of any audit, including but not limited to: consultation with CONTRACTING PROVIDER; re-audit; the withholding of

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         payment to CONTRACTING PROVIDER; demand for immediate payment of all sums determined to be owed to it by CONTRACTING PROVIDER and the institution of action to collect such sums; and/or the suspension or termination of this Agreement. If Anthem BC&BS determines that it has remitted a payment to CONTRACTING PROVIDER which does not comply with this Agreement, Anthem BC&BS may, upon 30 days prior written notice to CONTRACTING PROVIDER, setoff the amount of said payment from any future payment(s) which would otherwise be due to CONTRACTING PROVIDER under this Agreement.

4.6 Notice of Changes. CONTRACTING PROVIDER shall notify Anthem BC&BS in writing as follows:

         (a) Within five (5) business days after any action to restrict, suspend or revoke any license, permit or approval required for CONTRACTING PROVIDER to render Covered Services or of any action to restrict, suspend or revoke any license, permit or approval required for any Represented Provider to render Covered Services, of which CONTRACTING PROVIDER has knowledge;

         (b) Within five (5) business days after any action to restrict, suspend, revoke or limit the medical staff privileges of any Represented Provider, other than a suspension of less than thirty (30) days for a medical records infraction or other administrative deficiency, of which CONTRACTING PROVIDER has knowledge;

         (c) Within thirty (30) days after any action is commenced against CONTRACTING PROVIDER or, to the extent that CONTRACTING PROVIDER has knowledge, against a Represented Provider, for professional or vicarious liability and within thirty (30) days of the final disposition of such action by settlement or adjudication;

         (d) Within five (5) business days after the notice to CONTRACTING PROVIDER of the termination, reduction or cancellation of any insurance coverages required under this Agreement;

         (e) Not less than thirty (30) days prior to any material changes in its ownership, to the extent that the ownership or control of CONTRACTING PROVIDER changes by 20% or more;

         (f) Within five (5) business days after the initiation of any criminal action against CONTRACTING PROVIDER or a Represented Provider;

         (g) Within five (5) business days after the occurrence of any situation which might materially affect CONTRACTING PROVIDER's or a Represented Provider's ability to carry out the duties under this Agreement;

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         (h) Not less than thirty (30) days in advance of CONTRACTING PROVIDER's relocation of its facility or expansion to additional facilities and not more than ten (10) days after such actual relocation or expansion;

         (i) Within ten (10) days of any material change in the information set forth in CONTRACTING PROVIDER's Credentialing or Re-Credentialing information or in any Represented Provider's Credentialing application or Re-Credentialing application; and

         (j) Within ten (10) business days of any change in the insurance coverages required under this Agreement of which CONTRACTING PROVIDER has knowledge.

4.7 Reports and Reporting. (a) CONTRACTING PROVIDER shall issue to Anthem BC&BS, at CONTRACTING PROVIDER's expense, such reports related to CONTRACTING PROVIDER's and Represented Providers' services under this Agreement, as Anthem BC&BS reasonably requests, including those reports set forth on Exhibit C hereto. All reports shall be in a form and of content and frequency as Anthem BC&BS and CONTRACTING PROVIDER shall agree, but at a minimum shall meet any criteria that Anthem BC&BS determines are applicable pursuant to HEDIS or other NCQA criteria or NMIS.

         (b) CONTRACTING PROVIDER agrees to furnish to Anthem BC&BS upon request either (i) an audited balance sheet and related statements of income, retained earnings and changes in consolidated financial position for CONTRACTING PROVIDER as of the and for each fiscal year end during the term of this Agreement, with an unqualified report thereon by CONTRACTING PROVIDER's independent public accountants; or, if audited sheets are not prepared, (ii) an unaudited balance sheet and related statements of income, retained earnings and changes in financial position for CONTRACTING PROVIDER as of and for the each fiscal year end during the term of this Agreement, certified by the principal financial officer of CONTRACTING PROVIDER. In addition, CONTRACTING PROVIDER shall represent that, except as otherwise disclosed in writing to Anthem BC&BS: (i) since the date of the financial statements (the "Financial Statements"), there has been no material adverse change in the financial condition, business, operations or properties of CONTRACTING PROVIDER; (ii) all such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied; (iii) the Financial Statements fairly present the financial position of CONTRACTING PROVIDER as of the dates thereof and the results of its operations and cash flows for the period ended on the dates thereof; (iv) the Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses, as required by generally accepted accounting principles; (v) since the date of the Financial Statement, there has been no change in the assets, liabilities or financial condition of CONTRACTING PROVIDER from that reflected therein except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse; and (vi) none of the business,

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

         prospects, financial condition, operations, property or affairs of CONTRACTING PROVIDER has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

4.8 Accessibility and Continuity of Care. CONTRACTING PROVIDER and Represented Providers shall make all applicable Covered Services available and accessible to Members twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year and in a manner that assures continuity of care. CONTRACTING PROVIDER and Represented Providers shall provide Covered Services at locations acceptable to Anthem BC&BS and so as to provide convenient and timely service to Members. CONTRACTING PROVIDER may discontinue any location(s) upon thirty (30) days' prior written notice to Anthem BC&BS provided that convenient and timely service to Members is not interrupted..

4.9 Liability Coverage. CONTRACTING PROVIDER and each Represented Provider shall maintain general and professional liability coverage in a form and amount acceptable to Anthem BC&BS. Such insurance shall cover CONTRACTING PROVIDER and CONTRACTING PROVIDER's employees against any claim or claims for damages arising by reason of personal injury or death, occasioned, directly or indirectly, in connection with the performance of any service by CONTRACTING PROVIDER under this Agreement. CONTRACTING PROVIDER and each Represented Provider shall give Anthem BC&BS a certificate(s) of insurance(s) evidencing such coverage upon request. CONTRACTING PROVIDER shall notify Anthem BC&BS in writing within five (5) business days of any change in such liability insurance coverage.

4.10 Facilities and Staffing. CONTRACTING PROVIDER agrees that Covered Services rendered by Represented Providers shall be provided in an appropriate facility (if Covered Services are facility based), with sufficient staff (all of whom shall be duly licensed or certified as may be required under applicable law) to enable Represented Provider to provide health care services generally recognized and accepted as being within each Represented Provider's scope of services. Anthem BC&BS reserves the right to verify the appropriateness of CONTRACTING PROVIDER's facilities and staff. CONTRACTING PROVIDER hereby agrees to provide access to Anthem BC&BS during normal business hours to perform such verification.

4.11 Administrative Protocols. CONTRACTING PROVIDER and its Represented Providers will comply with and abide by the reasonable Administrative Policies and Procedures established by Anthem BC&BS for the delivery of health services and for the utilization of and access to health care services. These policies and procedures may be amended by Anthem BC&BS and shall become effective upon notice to CONTRACTING PROVIDER.

                                       13

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4.12     Grievance System. Anthem BC&BS will maintain and administer a grievance system for Members. Complaints received by Anthem BC&BS concerning services rendered by CONTRACTING PROVIDER or Represented Providers will be resolved in accordance with the applicable grievance procedures. CONTRACTING PROVIDER and Represented Providers agree to cooperate with Anthem BC&BS in the resolution of Member complaints and to be bound by such resolutions.

4.13 Blue Cross and Blue Shield Association. CONTRACTING PROVIDER acknowledges its understanding that this Agreement constitutes a contract between CONTRACTING PROVIDER and Anthem BC&BS and that Anthem BC&BS is an independent corporation operating under a license with the Blue Cross and Blue Shield Association, an association of independent Blue Cross and Blue Shield Plans (the "Association"), permitting Anthem BC&BS to use the Blue Cross and/or Blue Shield Service Mark in the State, and that Anthem BC&BS is not contracting as the agent of the Association. CONTRACTING PROVIDER further acknowledges and agrees that it has not entered into this Agreement based upon representations by any other person, entity, or organization other than Anthem BC&BS and that no person, entity, or organization other than Anthem BC&BS will be held accountable or liable to CONTRACTING PROVIDER for any obligations created under this Agreement. This Section 4.13 will not create any additional obligations whatsoever on the part-of Anthem BC&BS other than those obligations created under other provisions of the Agreement.

4.14 Indemnification. The parties agree to indemnify and hold the other, including their officers, directors, employees, representatives and agents, harmless from and against any and all losses and damages (including reasonable attorneys' fees) resulting from the alleged neglect, breach of contract or other negligent act or omission of the indemnifying party, its officers, directors, employees, representatives or agents (but not medical staff members who are independent contractors) under this Agreement. CONTRACTING PROVIDER shall indemnify and hold Anthem BC&BS harmless from and against any and all claims by Represented Providers for payment for Covered Services.

4.15 Program Participation. Anthem BC&BS shall notify CONTRACTING PROVIDER at least thirty (30) days in advance of the commencement of CONTRACTING PROVIDER's and Represented Providers' participation as Participating Providers in a Plan in which they did not previously participate pursuant to this Agreement. CONTRACTING PROVIDER agrees and shall require Represented Providers to agree to participate, pursuant to the terms of this Agreement, in each Plan described in such notice or notices.

4.16 Continuation of Covered Services. In the event of dissolution or insolvency of an HMO Payor, CONTRACTING PROVIDER and Represented Providers agree to continue to provide Covered Services to such HMO's Members until the Member becomes covered under another health benefit plan or until the date for which premiums or other payments by or on behalf of the Member have been made, whichever occurs first, at no charge to the Member other than Cost Shares. This provision will survive the termination of this Agreement, regardless of the reason for termination.

                    ARTICLE 5 - AUTHORIZATIONS AND REFERRALS

5.1 PRIOR AUTHORIZATION OF SERVICES. Unless otherwise delegated to CONTRACTING PROVIDER subject to section 6.2 herein, CONTRACTING PROVIDER and Represented Providers shall obtain prior authorization from Anthem BC&BS before providing any Covered Services or referring a Member for any Covered Services referenced in the Administrative Policies and Procedures as requiring such prior authorization, except in an Emergency.

5.2 COMPLIANCE WITH REFERRAL SYSTEM. CONTRACTING PROVIDER and Represented Providers agree to comply with, if applicable, Anthem BC&BS's referral policies and to furnish referral physicians and other Participating Providers complete information on treatment procedures and diagnostic tests performed.

5.3 REFERRALS TO SELECTED PARTICIPATING PROVIDERS. CONTRACTING PROVIDER acknowledges that for selected health services, Anthem BC&BS may designate an exclusive Participating Provider or a limited number of Participating Providers to whom referrals or orders for that service must be made, except in an Emergency.

5.4 RESTRICTIONS ON CERTAIN NON-COVERED SERVICES. In the event Anthem BC&BS denies a request for coverage of investigational, experimental or other specifically designated non-Covered Services, as identified in the Administrative Policies and Procedures, CONTRACTING PROVIDER and its Represented Providers shall, prior to ordering or providing such non-Covered Services, inform the Member (a) that the services are not Covered Services; (b) that Anthem BC&BS will not pay or be liable for such services; and (c) that Member will be financially liable for such services. In each such instance, CONTRACTING PROVIDER or Represented Provider shall obtain a waiver and release from the Member acceptable to Anthem BC&BS, but shall not be liable for denial of coverage.

5.5 ARRANGEMENT OF COVERED SERVICES. CONTRACTING PROVIDER and its Represented Providers will provide those Covered Services only as specifically authorized by a Member's Primary Care Physician through Anthem BC&BS's referral system, when such referral is applicable.

5.6 AUTHORIZATION FOR REFERRAL. CONTRACTING PROVIDER and its Represented Providers shall not provide non-Emergency Covered Services to any Member referred to

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

         him/her unless such services are within the scope of the referral authorization, when applicable.

               ARTICLE 6- UTILIZATION/QUALITY MANAGEMENT PROGRAMS

6.1 COOPERATION. CONTRACTING PROVIDER and its Represented Provider's shall cooperate with and abide by Anthem BC&BS's Utilization/Quality Management Programs including, but not limited to, prescription drug benefit management, laboratory service management, site surveys, case management and discharge planning and utilization review procedures (prospective, concurrent and retrospective). Anthem BC&BS will cooperate with CONTRACTING PROVIDER in fulfilling the terms of this Agreement.

6.2 DELEGATION. Anthem BC&BS reserves the right to require CONTRACTING PROVIDER to conduct utilization management and quality assurance review upon ninety (90) days prior written notice to CONTRACTING PROVIDER. Such activities shall be conducted in compliance with Anthem BC&BS' oversight and otherwise in accordance with NCQA accreditation standards related thereto.

                             ARTICLE 7- COMPENSATION

7.1 COMPENSATION. As compensation in full for Covered Services, CONTRACTING PROVIDER and Represented Providers agree to accept payment in accordance with the terms set forth in the attached Exhibit A - Compensation Schedule.

7.2 PERFORMANCE GUARANTEE. CONTRACTING PROVIDER agrees that if it fails or refuses to provide to Anthem BC&BS any of the reports, data, surveys, encounters, records, studies, findings, analyses, methodologies, measurements or other information required under this Agreement or if CONTRACTING PROVIDER fails to meet any performance standard required of it under this Agreement, , excluding the Development of Quality Standards, then Anthem BC&BS may withhold, for the period of CONTRACTING PROVIDER's failure or refusal, up to fifty percent (50%) of the compensation then due and payable to CONTRACTING PROVIDER, provided that Anthem BC&BS shall notify CONTRACTING PROVIDER, prior to withholding compensation, of the grounds for withholding the compensation. Upon CONTRACTING PROVIDER's performance in accordance with this Agreement or otherwise to Anthem BC&BS' reasonable satisfaction, Anthem BC&BS shall pay to CONTRACTING PROVIDER the withheld amount, without interest.

                    ARTICLE 8 - TERM, TERMINATION AND RENEWAL

8.1 TERM OF AGREEMENT. This Agreement shall commence on the Effective Date and, subject to either party's right to terminate the Agreement pursuant hereto, shall continue

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

         until midnight on December 31, 2000. Thereafter, Anthem BC&BS shall have the option to renew the Agreement for additional one year period which option Anthem BC&BS shall exercise by giving notice not less than 90 days prior to the end of each year.

8.2 TERMINATION WITHOUT CAUSE. Either party may terminate this Agreement without cause by providing to the other party written notice of termination one hundred twenty (120) days in advance of the intended termination date.

8.3 TERMINATION BY ANTHEM BC&BS. Anthem BC&BS shall have the right to terminate this Agreement upon thirty (30) days written notice to CONTRACTING PROVIDER upon the occurrence of any of the following:

         (a) Failure of CONTRACTING PROVIDER to comply with Anthem BC&BS's Utilization/Quality Management Programs, or with Anthem BC&BS's availability, staffing, or accessibility standards or financial standards provided that Anthem BC&BS notifies CONTRACTING PROVIDER of the deficiencies and, after the expiration of thirty (30) days from such notice, Anthem BC&BS determines that CONTRACTING PROVIDER is unable or unwilling to correct or has failed to show due diligence in the correction of the deficiencies;

         (b) Anthem BC&BS is unable to maintain agreements with hospitals, physicians, and ancillary service providers who collectively constitute a service delivery system.

8.4      TERMINATION BY ANTHEM BC&BS OR CONTRACTING PROVIDER.  (a)

         Notwithstanding any provision in this Agreement, if at any time there shall be filed by or against a party to this Agreement, in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of the party's property or if a party makes an assignment for the benefit of creditors, and if this action is not dismissed after ninety (90) calendar days, this Agreement may be immediately canceled and terminated by the other party.

         (b) Either party may terminate this Agreement by providing the other party with not less than thirty (30) days' prior written notice in the event the other party materially breaches any provision of this Agreement. The notice must specify the nature of said material breach. The breaching party shall have thirty (30) days from receipt of the notice to correct the material breach. If the breaching party fails to cure the material breach within the thirty (30) day period, the non breaching party may terminate this Agreement, effective upon completion of the thirty (30) day cure period.

         In the event the material breach creates an emergency or a situation whereby the nonbreaching party is in significant jeopardy as to its ability to perform under this

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

         Agreement in the manner so intended by the parties to this Agreement, then the nonbreaching party may give notice of such material breach to the other party. If the breaching party fails to cure the material breach within this two (2) business days, the non breaching party may terminate this Agreement effective as of the third business day following its notice, notwithstanding any other provision in this Agreement.

8.5      TERMINATION OR SUSPENSION OF REPRESENTED PROVIDER.

         (a) For Cause. Anthem BC&BS may require CONTRACTING PROVIDER to terminate or suspend the participation of any Represented Provider for cause, such termination or suspension to be effective immediately upon notice to CONTRACTING PROVIDER, unless Anthem BC&BS specifies a later date or unless otherwise provided by applicable law. Cause for termination or suspension includes, but is not limited to, the following:

                  (i) Anthem BC&BS determines that Represented Provider's continuation as a Participating Provider poses risk of danger to any Member;

                  (ii) Represented Provider materially breaches a term of this Agreement applicable to such Represented Provider;

                  (iii) Represented Provider engages in any activity to disrupt Anthem BC&BS's business;

                  (iv) Anthem BC&BS determines, in its discretion, that Represented Provider does not qualify or meet applicable standards for ReCredentialing;

                  (v) Anthem BC&BS determines that any of the information set forth in Represented Provider's Credentialing or ReCredentialing application is false or misleading;

                  (vi) Anthem BC&BS determines to terminate Represented Provider in light of an amendment or change to a Credentialing or ReCredentialing application revealing that there has been a material change in Represented Provider's practice, licensure, competence, affiliation or other similar matter;

                  (vii) Anthem BC&BS determines to terminate Represented Provider for non-compliance with Anthem BC&BS
                  Utilization/Quality Management Programs and processes;

                  (viii) Represented Provider violates a Anthem BC&BS policy, protocol or procedure or any applicable law or regulation;

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

                  (ix) Represented Provider's agreement with CONTRACTING PROVIDER terminates or is terminated;

                  (x) Represented Provider becomes bankrupt or insolvent;

                  (xi) Represented Provider commits any act, or fails to act, and such commission or omission is grounds for suspension or revocation of Represented Provider license, whether or not such license is actually suspended or revoked; or

                  (xii) Represented Provider has any revocation by state or federal authorities, or accreditation agency of any certification or license required to fulfill this Agreement.

         (b) Without Cause. Anthem BC&BS may terminate or suspend the participation of any Represented Provider at any time without cause or prejudice upon sixty (60) days' prior written notice to Represented Provider.

8.6 EFFECT OF TERMINATION. In the event this Agreement is terminated, regardless of the circumstances of termination, CONTRACTING PROVIDER and its Represented Providers agree to serve Members through the last day this Agreement is in effect. Notwithstanding the foregoing, eligible Members who are patients of Represented Providers may, at Anthem BC&BS's election, continue after termination of this Agreement as patients until other arrangements can be made, not to exceed one hundred twenty (120) days, or until the Plan terminates, whichever is first. During such period, CONTRACTING PROVIDER shall be paid on a fee-for-service basis at a rate that approximates the amount that Medicare would pay plus 10% and shall cooperate with Anthem BC&BS's policies and procedures in relation to those Members. CONTRACTING PROVIDER shall cooperate with Anthem BC&BS in notifying Members of the termination of this Agreement. Termination of this Agreement, except as provided herein to the contrary, shall not affect the rights, obligations and liabilities of the parties arising out of transactions occurring prior to termination. CONTRACTING PROVIDER shall, upon request of Anthem BC&BS, provide to Anthem BC&BS or such Participating Provider as is designated by Anthem BC&BS, copies of Member medical records and all records necessary for the settlement of outstanding medical bills. Anthem BC&BS reserves the right to transfer, if feasible and medically appropriate, those Members being treated by Represented Provider to another Participating Provider once notice of the termination of this Agreement is provided.

8.7 CESSATION OF ANTHEM BC&BS OPERATIONS. If Anthem BC&BS terminates its operations, CONTRACTING PROVIDER and its Represented Providers agree to provide Covered Services to Members until the last day of the month in which Anthem BC&BS discontinues its operations.

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

8.8 ADVERSE GOVERNMENTAL ACTION. In the event any action of any department, branch, or bureau of the federal, state or local government materially adversely affects either party's performance of obligations under this Agreement, then that party shall notify the other of the nature of this action, including in the notice a copy of the adverse action. The parties shall meet within thirty (30) days and shall, in good faith, attempt to negotiate a modification to this Agreement that minimizes the adverse effect. Notwithstanding any other provision of this Agreement, if the parties fail to reach a negotiated modification concerning the adverse action, then the affected party may terminate this Agreement by giving at least one hundred twenty (120) days notice or may terminate sooner if agreed to by both parties.

8.9 REPRESENTED PROVIDER SUBSTITUTION INTO AGREEMENT. CONTRACTING PROVIDER shall require that its Represented Providers agree to be bound, at Anthem BC&BS's option, to the terms and conditions of this Agreement in the event of dissolution or insolvency of CONTRACTING PROVIDER or in the event of termination by Anthem BC&BS for breach as described in this Article 8. Represented Providers' obligations under this provision shall continue through the last day of the initial term of the Agreement. In case of such dissolution, insolvency or termination, Anthem BC&BS may, at its option, assume the administrative rights and responsibilities of CONTRACTING PROVIDER described herein. This Paragraph is intended to ensure continuity of care to Members in the event of such dissolution, insolvency or termination.

                   ARTICLE 9 - APPEALS AND DISPUTE RESOLUTION

9.1 APPEALS. Except for decisions under Section 8.2 (Termination Without Cause) and Section 8.5 (Termination or Suspension of Represented Provider), if CONTRACTING PROVIDER or Represented Provider objects to a decision by Anthem BC&BS under this Agreement, CONTRACTING PROVIDER may appeal such decision by following the procedures established in this
         Article 9. Such appeal must be submitted in writing within thirty (30) days of the date of Anthem BC&B S's decision.

9.2 FEE DISPUTES AND CLAIM DENIALS. Appeals of fee disputes by CONTRACTING PROVIDER shall be submitted in writing by CONTRACTING PROVIDER to Anthem BC&BS which shall render a decision within ninety (90) days after its receipt of the appeal. That decision shall be subject to the dispute resolution provisions of this Article 9.

9.3 PROCEDURES APPLICABLE TO APPEALS. All appeals shall be considered pursuant to such procedures as Anthem BC&BS, in its discretion, elects to adopt. It is agreed that the availability of this appeal process does not limit or expand any rights CONTRACTING PROVIDER may have, and does not limit or expand the discretion of Anthem BC&BS as provided in this Agreement, but shall serve as a procedural means to facilitate internal review by Anthem BC&BS of disputes with CONTRACTING PROVIDER.

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

9.4 DISPUTE RESOLUTION. In the event that any dispute relating to this Agreement arises between Anthem BC&BS and CONTRACTING PROVIDER, which dispute is not resolved pursuant to the appeal procedures provided in
         Article 9, the dispute shall be resolved by binding arbitration in accordance with the rules of the National Health Lawyers Association. In no event may the arbitration be initiated more than one year after the date one party gave written notice of the dispute to the other party. The arbitrators shall have no power to ignore or vary the terms of this Agreement and shall be bound by controlling law.

                  ARTICLE 10- RESPONSIBILITIES OF ANTHEM BC&BS

10.1 Anthem BC&BS shall provide, except as otherwise specified in this Agreement, necessary and appropriate marketing, administrative, claims processing, utilization and quality management, Member appeal and reconsideration and underwriting functions that are required of a state qualified Health Care Center.

10.2 Anthem BC&BS shall arrange for health care benefits for Members in accordance with this Agreement.

10.3     Anthem BC&BS shall furnish CONTRACTING PROVIDER with membership eligibility data on a monthly basis in a mutually acceptable format which identifies those Members who are enrolled in Plans.

10.4 Anthem BC&BS shall have sole responsibility for the advertising and marketing of all Anthem BC&BS Plans. CONTRACTING PROVIDER will not advertise its participation in any Plan without the prior written approval of Anthem BC&BS.

10.5 Anthem BC&BS shall monitor the quality of health care provided to Members in accordance with all applicable legal requirements.

10.6 Anthem BC&BS shall compensate CONTRACTING PROVIDER and Represented Providers in accordance with the terms set forth in the attached Exhibit A - Compensation Schedule.

                            ARTICLE 11- MISCELLANEOUS

11.1 NOTICES. All notices provided for herein shall be in writing and shall be deemed given when sent by (a) facsimile transmission using equipment that provides automatic verification of transmission to the receiving party's facsimile equipment; (b) Federal Express or other guaranteed delivery service that provides the sender with a receipt upon delivery; or (c) certified or registered mail, postage prepaid, return receipt requested, to

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

         the parties hereto at the following addresses, or at such other addresses as the parties hereto may designate in writing from time to time.

                  To CONTRACTING PROVIDER:

                  OptiCare Eye Health Centers, Inc.
                  160 Robbins St.
                  Waterbury, CT 06708
                  Attn:  Vice President of MSO Operations

                  To Anthem BC&BS:

                  Anthem Blue Cross and Blue Shield of Connecticut
                  370 Bassett Road
                  North Haven, CT 06473-4201
                  Attn:  Vice President of Provider Relations and Contracts

11.2 ENTIRE AGREEMENT. This Agreement, together with any attachments, schedules and exhibits attached to this Agreement or incorporated by reference, contains all of the terms and conditions agreed upon by the parties and supersedes all other agreements between the parties related to the subject matter hereof.

11.3 IMPOSSIBILITY OF PERFORMANCE. No party hereto shall be deemed to be in violation of this Agreement if such party is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood, storm, strike, statute, regulation, rule or action of any federal, state or local government.

11.4 ASSIGNMENT. No assignment, delegation or subcontract in whole or in part, of all or any portion of this Agreement or any of the rights, duties or obligations contained herein shall be made by either party without the prior written consent not to be unreasonably withheld of the non-assigning, non-delegating or non-subcontracting party; provided however, notwithstanding the foregoing, Anthem BC&BS shall be entitled to assign this Agreement, or any portion thereof; or any of its rights, duties or obligations contained in this Agreement to any entity which has the right to use the Blue Cross and/or Blue Shield service marks or trade names in connection with any service performed by such entity, whether that entity be a member, licensee or affiliate of the Blue Cross and Blue Shield Association. Any attempted assignment, delegation or subcontracting in violation of this provision shall be void and have no binding effect.

11.5 USE OF NAME. Each party shall obtain approval from the other party prior to making any media releases, public announcements or public disclosures relating to this Agreement or its subject matter, including, without limitation, promotional or marketing material, but

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

         not including any announcement intended solely for internal distribution by such party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of that party prior to the release. Each party shall not unreasonably withhold approval of such release. CONTRACTING PROVIDER shall not distribute any materials to Members without the prior written approval of Anthem BC&BS.

         Neither CONTRACTING PROVIDER nor Anthem BC&BS shall use the other party's name, symbols, trademarks or service marks in advertising or promotional materials without the prior written consent of the other party and shall cease any such usage immediately upon written notice to the party or upon termination of this Agreement, whichever is sooner. Notwithstanding this limitation, Anthem BC&BS may furnish relevant information concerning CONTRACTING PROVIDER and Represented Providers in directories and other promotional material.

11.6 WAIVER OF VIOLATIONS. Any waiver by party hereto of a violation of any provision of this Agreement shall not bar any action for subsequent violations of this Agreement.

11.7 INTERPRETATION OF TERMS. The terms of this Agreement relating to quality of care, utilization, benefits or reimbursement shall be interpreted solely by Anthem BC&BS.

11.8 APPLICABLE LAW. This Agreement shall be governed by State and federal law, as applicable, and is subject at all times to the approval of the appropriate regulatory authorities. This Agreement is intended to fulfill the requirements of, and shall be governed by and construed in accordance with, all government contractual obligations of Anthem BC&BS.

11.9 APPROPRIATENESS OF CARE. Both Anthem BC&BS and CONTRACTING PROVIDER understand and agree that any payments made directly or indirectly to CONTRACTING PROVIDER under any utilization incentive provisions set forth in this Agreement are not made as an inducement to reduce or limit medically necessary services to any specific Member.

11.10 MODIFICATION OF THIS AGREEMENT. Except as otherwise provided, this Agreement may be amended or modified in writing as mutually agreed upon by the parties. In addition, Anthem BC&BS may modify any provision upon thirty (30) days written notice to CONTRACTING PROVIDER. Failure of CONTRACTING PROVIDER to object to such modification during the thirty
         (30) day notice period shall constitute acceptance of such modification. In addition, Anthem BC&BS may make technical amendments to this Agreement upon notice to CONTRACTING PROVIDER as may be required by a state or federal regulatory agency to whose authority Anthem BC&BS operations are subject. Anthem BC&BS may also modify Administrative Policies and Procedures and the Coverage Document effective upon notice to CONTRACTING PROVIDER, provided that such modification does not cause CONTRACTING PROVIDER to incur unreasonable costs or expense as a result.

11.11 PROTECTION OF PLAN DATA AND OTHER PROPRIETARV INFORMATION. (a) For purposes of this Section 11.11, "Plan Data" shall mean all records and data received, generated, used, stored or acquired by CONTRACTING PROVIDER pursuant to this Agreement or in furtherance of CONTRACTING PROVIDER's obligations under this Agreement, but shall not include any information, documentation or materials which were CONTRACTING PROVIDER's property or work product prior to the Effective Date. All Plan Data is and shall remain the exclusive property of Anthem BC&BS and shall be returned to Anthem BC&BS, at its request and at no additional charge, promptly upon termination of CONTRACTING PROVIDER's duties under this Agreement in the format designated by Anthem BC&BS. CONTRACTING PROVIDER hereby waives any interest, title, lien or other right to any Plan Data. Plan Data will be returned to Anthem BC&BS in good order.

         (b) CONTRACTING PROVIDER shall establish and maintain reasonable safeguards against the destruction, loss and misappropriation of Plan Data in its possession. Such safeguards shall be at least equivalent to those used by CONTRACTING PROVIDER for similar customers and will include, without limitation: (i) safeguarding of all identification codes/passwords and all information relating to each Member, which is in the possession of CONTRACTING PROVIDER; (ii) safeguarding the physical integrity and condition of the media under CONTRACTING PROVIDER's control which contain such information, files and Plan Data; and (iii) ensuring that access to Plan Data is available only to Anthem BC&BS and CONTRACTING PROVIDER, except as specified herein or as required by law. If any of the Plan Data is lost, damaged or destroyed while in the possession or under the control of CONTRACTING PROVIDER, CONTRACTING PROVIDER shall promptly and accurately reconstruct such Plan Data, if feasible, so that the disruption to Anthem BC&BS's activities and Members is minimized. Throughout the term of this Agreement, CONTRACTING PROVIDER shall maintain an effective disaster recovery plan wherever any Plan Data are processed or stored, which plan shall be subject to Anthem BC&BS's review and approval. The disaster recovery plan will include, without limitation, emergency contingencies and step-by-step directions for recovering the Plan Data.

         (c) During the term of this Agreement and for three (3) years after the termination of this Agreement, CONTRACTING PROVIDER shall keep confidential all Anthem BC&BS information related to or generated under this Agreement, including but not limited to all patient, Member, Payor and provider lists (other than information relating to Represented Providers), Plan Data, all Anthem BC&BS fee schedules and compensation arrangements, all statistical data and reports, all financial information, all Utilization/Quality Management Program information related to services to Members (collectively or in any part the "Information"), and CONTRACTING PROVIDER shall

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


         protect the Information and prevent it from unauthorized disclosure by CONTRACTING PROVIDER's agents, officers, or employees. For three (3) years subsequent to the termination of this Agreement, CONTRACTING PROVIDER shall not utilize or allow its agents, officers, or employees to utilize the Information in any way unless authorized by Anthem BC&BS in writing. CONTRACTING PROVIDER agrees to take all necessary precautions to prevent the disclosure to third parties of the Information; provided, however, that if CONTRACTING PROVIDER is required to produce the Information by order of any governmental agency or other regulatory body it may, upon not less than five (5) Business Days' written notice to Anthem BC&BS, release the Information. However, this requirement for written notice shall be waived if a governmental order or subpoena requires the release of the Information in a shorter period of time than CONTRACTING PROVIDER can reasonably give prior written notice to Anthem BC&BS, in which case CONTRACTING PROVIDER shall give Anthem BC&BS written notice thereof as soon as is practicable.

         (d) CONTRACTING PROVIDER agrees to limit access to the Information collected in performing its duties hereunder to its officers, directors and employees who are directly involved in the performance of CONTRACTING PROVIDER's services described in this Agreement. CONTRACTING PROVIDER agrees that it shall take appropriate action with respect to the persons permitted access to the Information to ensure that such persons comply fully with CONTRACTING PROVIDER's duties hereunder. If CONTRACTING PROVIDER engages a consultant who would have access to the Information, then the consultant must execute an agreement to maintain the confidentiality of the Information in accordance with this Section. This Section 11.11 shall survive any termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

ANTHEM HEALTH PLANS, INC.                      OPTICARE EYE HEALTH CENTERS, INC.

By: /s/                                        By: /s/
    --------------------------------               -----------------------------
    SIGNATURE                                      SIGNATURE

                                                   Gene Huang
    --------------------------------           ---------------------------------
    NAME Stephen Arnsten                           NAME (TYPE OR PRINT)

                                                   Executive Vice President
    --------------------------------           ---------------------------------
    TITLE Vice President, Provider                 TITLE
          Relations and Contracts

    March 17, 1999                                 March 12, 1999
    -----------------------                    ---------------------------------
    DATE                                           DATE


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